Exhibit 8.1

[Letterhead of Baker Botts L.L.P.]

May 16, 2005

K-Sea Transportation Partners L.P.

K-Sea Operating Partnership L.P.

K-Sea Transportation Inc.

Norfolk Environmental Services, Inc.

K-Sea Acquisition1, LLC

K-Sea Acquisition2, LLC

3245 Richmond Terrace

Staten Island, New York 10303

                                                 RE: K-SEA TRANSPORTATION PARTNERS L.P. REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION STATEMENT NO. 333-122668)

Ladies and Gentlemen:

                                We have acted as counsel to K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), K-Sea Transportation Inc., a Delaware corporation (“Transportation”), Norfolk Environmental Services, Inc., a Delaware corporation (“Norfolk”), K-Sea Acquisition1, LLC, a Delaware limited liability company (“Acquisition1”), and K-Sea Acquisition2, LLC, a Delaware limited liability company (“Acquisition2” and, together with Transportation, Norfolk and Acquisition1, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (Registration Statement No. 333 122668) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership, the Operating Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000.  In connection therewith, we have prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.

                                We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

                                In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Commission and (iii) other information provided to us by the Partnership, K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), and K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Discussion.  This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.